UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2025, AudioEye, Inc. (the “Company”) and its wholly-owned subsidiaries, ADA Site Compliance, LLC and Criterion 508 Solutions, Inc. (together with the Company, individually and collectively, jointly and severally, “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank, an Arizona corporation (the “Lender”).

The Loan Agreement provides for a (i) term loan facility, comprising of a $12.0 million term loan advance (the “Term A Advance”) funded on March 31, 2025, and subsequent term loan advances at the Borrower’s request within the Draw Period (March 31, 2025 through March 31, 2026) subject to the terms and conditions of the Loan Agreement, in a minimum amount of $1.0 million and an aggregate principal amount not to exceed $5.0 million (the “Term B Advances” and together with the Term A Advance, the “Term Advances”); and (ii) revolving line of credit in an aggregate outstanding amount not to exceed $3.0 million (the “Revolving Facility”). The Term Advances and the Revolving Facility have a maturity date of March 31, 2030.

Proceeds from the Term Advances and the Revolving Facility may be used (a) to repay the Borrower's outstanding liabilities and obligations to SG Credit Partners under its existing debt; (b) for working capital or general corporate purposes to fund general business requirements (except that proceeds from the Revolving Facility may not be used for earn-out payments or other deferred considerations related to acquisitions, or for stock buy-backs); and (c) subject to the Lender's consent, for future acquisitions.

The outstanding Term Advances and the Revolving Facility bear interest on the outstanding daily balance at a floating rate equal to 3.25% above the term SOFR rate, which is defined as greater of (i) 2.30% and (ii) the 1-month Term SOFR Reference Rate.

For each Term Advance, Borrower is obligated to pay interest-only payments with respect to such Term Advance through the day before the Term Loan Amortization Date, which is April 10, 2026. Beginning on the Term Loan Amortization Date, Borrower shall repay each outstanding Term Advance in (i) quarterly principal payments in an amount equal to the Repayment Installment (as defined in the Loan Agreement), payable on the tenth (10th) day of each calendar quarter, plus (ii) monthly payments of accrued interest, payable on the tenth (10th) day of each month. Borrower’s final payment for each Term Advance, due on March 31, 2030, shall include all outstanding principal and accrued and unpaid interest under such Term Advance. Once repaid, the Term Advances may not be reborrowed. The interest on the Revolving Facility is payable monthly with the principal outstanding amount due at maturity. The Borrowers also paid facility fees equal to a total amount of $50,000 on the closing date.

The Borrowers provided a first priority security interest in all existing and future acquired assets owned by the Borrowers. The Loan Agreement contains certain customary covenants that limit the Borrowers’ ability to engage in certain transactions. The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, (i) non-payment, (ii) breach of warranty, (iii) non-performance of covenants and obligations, (iv) default on other indebtedness, (v) judgments, (vi) change of control, (vii) bankruptcy and insolvency and (viii) impairment of assets.

In addition, the Borrower must maintain at all times from the closing date through and including the calendar quarter ended June 30, 2026, (a) unrestricted and unencumbered cash (other than Liens in favor of Lender under the Loan Agreement) held in accounts in the name of Borrower at the Lender equal to at least $3.0 million measured as of the last day of each calendar month, and (b) a ratio of certain total committed debt to its Annual Recurring Revenue between 0.70 to 0.55, depending on the testing date, measured as of the last day of each calendar quarter. During the period of time commencing on September 30, 2026, and continuing through and including March 31, 2030, Borrower shall maintain (a) a ratio of its aggregate funded indebtedness to its adjusted EBITDA for the prior twelve months of no greater than (i) 2.50 to 1.00 for the calendar quarters commencing September 30, 2026 through and including June 30, 2027, and (ii) 2.00 to 1.00 at all times thereafter, in each case measured as of the last day of each calendar quarter. and (b) a Fixed Charge Coverage Ratio of at least 1.50 to 1.00.

There are no material relationships between the Company and the Lender, other than in respect of the Loan Agreement.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Loan Agreement, the Company used the proceeds from the Term A Advance provided thereunder to repay in full all indebtedness, liabilities and other obligations outstanding under, and terminated, the Loan and Security Agreement dated November 30, 2023, among the Company and SG Credit Partners, Inc., a Delaware corporation (the “Prior Loan Agreement”), which provided for a $7.0 million term loan. On March 31, 2025, the Prior Loan Agreement had an outstanding balance of approximately $7.3 million, which was repaid in full on that date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of March 31, 2025, by and among the Company, ADA Site Compliance, LLC, Criterion 508 Solutions, Inc. and Western Alliance Bank.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2025	AudioEye, Inc.
(Registrant)

	By	/s/ Kelly Georgevich
Name: Kelly Georgevich
Title: Chief Financial Officer